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 EXHIBIT 11.1

MECON, INC.
STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)




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

                                               Three Months Ended       Six Months Ended
                                                 September 30,            September 30,
                                            ----------------------------------------------
                                                 1998        1997         1998      1997
                                            ----------------------------------------------
BASIC EARNINGS (LOSS) PER SHARE

Weighted average common stock outstanding       6,233       6,061        6,223     6,034
                                            ----------------------------------------------

Net income (loss)                                $809        $375       $1,260     ($306)
                                            ----------------------------------------------

Basic earnings (loss) per share                 $0.13       $0.06        $0.20    ($0.05)
                                            ----------------------------------------------
                                            ----------------------------------------------


DILUTED EARNINGS (LOSS) PER SHARE

Weighted average common stock outstanding       6,233       6,061        6,223     6,034

Dilutive effect of options outstanding            344         201          409       -
                                            ----------------------------------------------

Weighted average common and dilutive
 potential common stock outstanding             6,577       6,262        6,632     6,034
                                            ----------------------------------------------

Net income (loss)                                $809        $375       $1,260     ($306)
                                            ----------------------------------------------

Diluted earnings (loss) per share               $0.12       $0.06        $0.19    ($0.05)
                                            ----------------------------------------------
                                            ----------------------------------------------
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